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                             E.C. MITCHELL CO. INC.

                                EVERETT MITCHELL

                                    (SELLER)

                                       TO

                                 WG APPAREL INC.

                                     (BUYER)

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                            ASSET PURCHASE AGREEMENT

      AGREEMENT made October _ , 1996 between E.C. MITCHELL CO., INC. ("ECM"), a Massachusetts corporation having an address at 88 Boston Street, Middleton, MA 01949, Attn: Everett Mitchell, President, EVERETT MITCHELL ("Mr. Mitchell"), an individual having an address at (ECM and Mr. Mitchell, sometimes collectively, the "Seller") and WG APPAREL, INC., a Delaware Corporation having an address at 900 Milik Street, Carteret, New Jersey 07008, Attn: John K. Ziegler, Chairman ("Buyer").

                                    RECITALS

      WHEREAS, ECM operates a business manufacturing and selling abrasive cords and tapes (the "Business"); and

      WHEREAS, Mr. Mitchell owns all of the outstanding stock of ECM;

      WHEREAS, Mr. Mitchell owns the real property commonly known as 88 Boston Street, Middleton, MA (the "Real Property"), on which ECM operates the Business, which Real Property is more particularly described on Exhibit A hereto; and

      WHEREAS, ECM desires to sell and Buyer desires to purchase certain of the assets constituting the Business, and Mr. Mitchell desires to sell and Buyer desires to purchase the Real Property.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


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      1.    Sale of Business.

      (A) ECM shall sell, assign, and transfer to Buyer, and Buyer shall purchase, on the Closing Date (hereinafter defined), all of ECM's Business Assets (hereinafter defined) and properties which are generally described in ECM's June 30, 1996 Financial Statements prepared by Francis E. Cosgrove, CPA with accompanying letter of Mr. Cosgrove dated August 15, 1996 (the "Financial Statements").

      (B) The Business Assets shall consist of goodwill, notes, leasehold improvements, security interests, inventories, raw materials, machinery, equipment, furniture and fixtures, one (1) forklift, business records, manufacturing processes, trademarks, trade names including without limitation (Seller's corporate name, and the names "E.C. Mitchell", "E.C. Mitchell Co."), intellectual property processes, tangible personal property which ECM owns or to which it is entitled.

      (C) The Business Assets shall specifically exclude accounts receivable, cash, certificates of deposit, personal records and effects, corporate governance records, autos, US Treasury Notes, office equipment and supplies at Mr. Mitchell's homes located in Massachusetts, Florida and Nova Scotia, accrued interest income and brokerage accounts.

      2. Sale of Real Property. Mr. Mitchell shall sell, assign and transfer to Buyer, and Buyer shall purchase the Real Property, consisting of 1.32 acres and more particularly described on Exhibit _, on the Closing Date.


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      3. Purchase Price for business and Real Property.

      (A) Buyer shall pay to ECM at Closing (hereinafter defined) in cash by wire transfer of immediately available funds, the purchase price for the Business Assets and the Real Property of Three Million ($3,000,000) Dollars.

      (B) Buyer shall assume as of the Closing Date, ECM's Business liabilities and obligations set forth on Schedule 3(B) attached hereto.

      (C) The purchase price shall be allocated among the Business Assets and the Real Property in the manner set forth in Exhibit B. The allocation shall be binding on the parties hereto for all purposes, including federal income tax purposes, and the parties agree not to take any contrary position in respect of the price of any of the Business Assets or Real Property in any tax return, tax proceeding, tax audit, or any documents filed by any of the parties with federal, state or local authorities.

      4. Inventory. ECM and Buyer agree to take a joint inventory of all of the Business Assets, including without limitation physical assets, financial assets, accounts payable, deposits, raw materials and spools of abrasive cords and tapes (the "Inventory") by October 31, 1996 (the "Inventory Date") in a commercially reasonable manner to be agreed upon by ECM and Buyer.

      5. Closing. The closing of title as to the transfer of the Real Property and Business Assets (the "Closing") shall occur fifteen (15) days after the Inventory Date. However, Seller acknowledges that Buyer may adjourn the Closing Date up to December 31, 1996, if such adjournment is necessary in connection with Buyer's Financing (as said term is hereinafter defined). Buyer shall provide Seller with two (2) weeks written notice of the Closing Date. The Closing shall take place at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110.


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      6. Access. From the date of this Agreement up to the Closing, Seller shall give Buyer and its representatives reasonable access during normal business hours to the Real Property and the Business Assets, other than its intellectual property processes. During such period Seller shall furnish Buyer with all information which Buyer may reasonably request. After the Closing Buyer shall give Seller sufficient access to business records for purposes of preparing its tax returns.

      7. Seller's or Mr. Mitchell's Representations and Warranties.

      (A) Seller represents and warrants to Buyer as follows:

            (a) DULY organized corporations. ECM is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has its sole place of business at 88 Boston Street, Middleton, Massachusetts.

            (b) Financial statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and are true, complete, and correct, and accurately reflect Seller's financial condition at the respective dates shown.

            (c) Inventory. The inventory shown on the Financial Statements, is shown at the lower of cost or market. The inventory to be conducted on the Inventory Date is to be shown in the same manner. As of the Closing Date, inventory will consist of readily salable goods and merchandise, but will not include items below standard quality or in disrepair, nonsalable, or products not in conformity with Seller's existing standards.

            (d) Litigation. No suits, governmental proceedings or litigation are pending, or to Seller's knowledge threatened against Seller or their properties which might materially adversely affect Seller's financial condition, business, or property or the Real Property.


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            (e) Employment contract. There are no written contracts of employment between Seller and any officer or other employee.

            (f) Corporate books and records. Seller's operational business records which have been provided to Buyer for inspection are true, correct, and complete, and contain no material omission with respect to Seller's business, operations, or status.

            (g) Accounts. ECM shall, from the date of this Agreement to the Closing Date, make payment on all accounts payable in the ordinary course of business and in accordance with its past customs and practices and without any delay, acceleration or discounting of same other than as is consistent with existing ECM practices.

            (h) No Change. The business of ECU has not materially changed since June 30, 1996. If any of the foregoing representations are materially untrue as of the Closing Date, ECU shall notify Buyer in writing.

      (B) Buyer's representations and warranties. Buyer represents and warrants as follows:

            (a) DULY organized corporation. It is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            (b) Authority. Buyer has all necessary corporate authority to perform its obligations hereunder.

      8. Transfer of Real Property.

      Mr. Mitchell shall convey to Buyer good and marketable title to the Real Property at Closing. Such title is to be insurable by a recognized title insurance company licensed to do business in the Commonwealth of Massachusetts at its usual insurance premium rates. Buyer


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shall have conducted, at its own cost and expense, a title search with respect to the Real Property and shall be responsible, at its sole cost and expense, for obtaining said title insurance.

            (a) There shall be adjusted between the parties and apportioned as of the date of Closing, unpaid or prepaid real estate taxes with respect to the Real Property, water and sewer rents, utility charges, and all other charges constituting a lien or encumbrance upon the Real Property.

            (b) If the Real Property is affected by an assessment for municipal improvements as of Closing, all unpaid installments of such assessment shall be paid and satisfied by Seller.

      9. Conditions to Buyer's obligations. Buyer's obligations under this Agreement are, at its option, subject to the following conditions:

            (a) Representations and warranties. Seller's representations and warranties contained in this Agreement, shall be true and correct as of the Closing in all material respects.

            (b) Seller's Performance. Seller has performed and complied with all of its agreements and conditions under this Agreement.

            (c) Casualty. There has not been from the date hereof to the Closing Date any damage, destruction, or loss (regardless of whether covered by insurance) exceeding $5,000, or any other event materially and adversely affecting the Business.

            (d) Opinion Letter. Buyer has received an opinion of Thomas Bongiorno, Esq., co-counsel for Seller, dated as of the Closing date, in form and substance satisfactory to Buyer, to the effect that: (i) Seller's corporate existence is valid and in good standing in; and (ii) all corporate and other proceedings required to be taken by or on the part of Seller to authorize it


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to carry out this Agreement and to issue and deliver the instruments referred to herein have been duly and properly taken.

            (e) Buyer's Financing. The Buyer shall have received at or prior to the Closing immediately available financing sufficient -to consummate the purchase of the Business and Real Property, such financing to be upon terms and conditions reasonably satisfactory to Buyer ("Buyer's Financing").

            (f) Inventory Value. The inventory value as of the Inventory Date shall be no less than $320,000. In the event the inventory value is less than $320,000, the purchase price shall be adjusted dollar for dollar by the amount of such shortfall, but in no event shall the inventory value be less than $300,000 or the purchase price adjusted more than $20,000.

            (g) No chances. Until the Closing date, Seller will not, except with Buyer's prior written consent, conduct its business except in the regular and ordinary course.

            (h) Change of Corporate Name. Seller shall as of the Closing Date change Seller's corporate name so that Seller's corporate name after the Closing will not include the names "E.C. Mitchell" or "E.C. Mitchell Co.".

      10. Seller' obligations at Closing. At the Closing, or thereafter as herein required, Seller shall deliver to Buyer the following:

            (a) Conveyances. Bills of sale, assignments, consents, deeds, and all other instruments of transfer and documents that are necessary or appropriate under this Agreement.

            (b) Written Formula. Written formulae and instructions for the manufacture of all abrasive cords and tape produced by Seller.

            (c) Additional documents. From time to time at Buyer's request and expense (whether at or after the Closing and without further consideration) all further


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instruments of conveyance and transfer that are reasonably required. Seller shall take all other action that Buyer reasonably may request to convey and transfer more effectively to Buyer all of the property to be sold to it, and shall assist Buyer at Buyer's expense in the collection or reduction to possession of such property.

            (d) Corporate resolutions. Certified copies of resolutions of ECM's directors and shareholders authorizing the transactions set forth in this agreement.

            (e) Books and records. All of Seller's books and records relating to the Business, Business Assets and Real Property other than those specifically excluded by the terms of this Agreement.

            (f) Corporate Name Change Certificate. Certified copy of the Secretary of the Commonwealth of Massachusetts as to the change in corporate name.

      11. Restrictive covenant. Mr. Mitchell shall not, directly or indirectly, as owner, partner, shareholder, or any other capacity, engage in a business similar to the one involved in this transaction anywhere where Buyer or its assigns is then conducting the business of the Business, for a period of five
(5) years from the date of the Closing. Mr. Mitchell shall also not disclose to anyone but Buyer the process related to the Business or the manufacture of abrasive cords and tapes. Because the breach or anticipated breach of these restrictive covenants will result in immediate and irreparable injury to Buyer for which it will not have an adequate remedy at law, Seller agrees that Buyer shall be entitled to sue in equity to enjoin such breach or anticipated breach and to seek all legal and equitable remedies to which it is entitled. If a court of competent jurisdiction determines that the restrictions contained in this paragraph are too broad to be enforced, it may modify such provisions to the extent necessary to permit their enforceability.


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      12. Buyer's obligations at Closing. At the Closing, Buyer shall deliver to
Seller:

            (a) Purchase Price. The total purchase price provided for in paragraph 2.

            (b) Corporate resolutions. Certified copies of resolutions of Buyer's directors authorizing the transactions set forth in this agreement.

      13. Casualty prior to Closing. If before the Closing the Business Assets or Real Property are damaged in an amount exceeding $100,000, Buyer may terminate this Agreement without liability or waive the diminution in value and close under this Agreement, buying the property "as is", in which event Buyer shall be entitled to receive the proceeds of any insurance paid by reason of such loss or damage.

      14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and permitted assigns. Wherever in this Agreement Seller is an obligated party, such obligations shall be deemed to be the joint and several obligations of ECM and Mr. Mitchell.

      15. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties. It may not be amended or terminated except by an instrument executed by both parties.

      16. Exhibits. All exhibits and schedule referred to in this Agreement are attached hereto and incorporated herein by reference.

      17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but each of which shall constitute one and the same agreement.

      18. Notices. All notices, statements, payments, or other documents required by this Agreement shall be in writing and sent by Federal Express or registered mail, postage prepaid,


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addressed as to the parties, as set forth in the beginning of this Agreement, with simultaneous copies delivered to:

            To the Seller:    Ronald Garmey, Esq.
                              Hutchins, Wheeler & Dittmar
                              101 Federal Street
                              Boston, MA 02110

            To the Buyer:     David A.  Waters, Esq.
                              waters, McPherson, McNeill, P.C.
                              300 Lighting Way Secaucus, New Jersey 07096

      19. Non-waiver. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

      20. Headings. Headings in this Agreement are for reference and convenience only and shall not be used to interpret or construe its provisions.

      21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      22. Post Closing Consultation. For a period following the Closing Date through the completion of "one manufacturing cycle", (which for purposes of this section is defined as, the period of -time required for the manufacturing of an approximately one year's supply of abrasive cord and tape and which in no event shall exceed three (3) months from the date of the Closing), Mr. Mitchell shall be available (health permitting), without additional charge or compensation, at the Real Property during normal work hours of normal work days of the Business to assist in an orderly transition of the Business and all manufacturing processes and know how, from Seller to Buyer. In addition, during the same period, Mr. Mitchell shall use his best efforts to make available his assistant, Irene Byko, for post-closing consultation.


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      23. No Assignment. This Agreement is not assignable except by Buyer to any of its subsidiaries or affiliates.

      24. Expenses. The parties agree that they shall each be responsible for their own fees and expenses incurred by them in connection with this transaction including without limitation, all fees of counsel and accountants.

      25. Golf Cart Access. Mr. Mitchell shall be permitted to cross-over the Real Property after the Closing Date in his golf cart to visit the adjoining property where his daughter resides. Mr. Mitchell's golf cart access shall be terminated upon the earlier to occur of the sale of his daughter's property or the sale by Buyer of the Real Property.

      In witness whereof the parties have caused this Agreement to be duly executed and their corporate seals affixed as of the day and year first above written.


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                                    SELLER:

                                    E.C. MITCHELL CO., INC.


                                          _____________________________________
                                    BY:   EVERETT C.  MITCHELL, PRESIDENT


                                          _____________________________________
                                          EVERETT C.  MITCHELL, individually

                                    BUYER:

                                    WG APPAREL,


                                          _____________________________________
                                          JOHN K.  ZIEGLER, Chairman


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                                    EXHIBIT A

                                METES AND BOUNDS

                          DESCRIPTION OF REAL PROPERTY

      Lot B as shown on a plan entitled "Middleton, Mass., Subdivision of Land owned by: Everett W. Mitchell" by Reid Land Surveyors dated March 12, 1990 and recorded on Plan Book 261/31. (Subdivision Map attached hereto.)

      The Metes and Bounds description will be delivered as part of the deed by Seller at Closing.


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                                    EXHIBIT B

                          ALLOCATION OF PURCHASE PRICE

                Land and Building                   $500,000

                Inventory                           $535,000

                Equipment                           $100,000

                Technology & Know-How                922,500

                Goodwill                            $942,500
                                                  ----------
                                                  $3,000,000


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